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April 15, 2011

Universal Business Payment Solutions Acquisition Corporation
c/o UBPS Services, LLC
Radnor Financial Center
150 North Radnor-Chester Road, Suite F-200
Radnor, Pennsylvania 19087

Re:           Registration Statement on Form S-1, Registration No. 333-171359

Ladies and Gentlemen:

We have acted as counsel to Universal Business Payment Solutions Acquisition Corporation, a Delaware corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-1 (Registration No. 333-171359) originally filed on December 22, 2010 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and as subsequently amended (the “Registration Statement”), relating to the proposed issuance by the Company of: (i) up to 13,800,000 Units (the “Units”), each consisting of one share of the Company’s common stock, par value $0.001 per share (the “Common Stock”, each share of Common Stock, a “Share” and the Shares underlying the Units, the “Unit Shares”), and one warrant (each, a “Unit Warrant”) to purchase one Share (each Share underlying a Unit Warrant, a “Unit Warrant Share”), (ii) one unit purchase option (the “Purchase Option”) issued to EarlyBirdCapital, Inc. (“EBC”) for the purchase of up to 600,000 Units of the Company, (iii) up to 600,000 Units (the “Purchase Option Units”) each consisting of one Share (the Shares underlying the Purchase Option Units, the “Purchase Option Shares”) and one warrant (each, a “Purchase Option Warrant”) to purchase a Share (each Share underlying a Purchase Option Warrant, a “Purchase Option Warrant Share”, and collectively with the foregoing, the “Securities”).

This opinion letter is being furnished to the Company in accordance with the requirements of Item 601(b)(5) promulgated under Regulation S-K of the Securities Act, and no opinion is expressed herein as to any matter other than as to the validity of the Securities.

In rendering the opinion expressed below, we have examined originals, or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of rendering this opinion, including the following documents:

US  Austin  Boston  Charlotte  Hartford  New York  Orange County  Philadelphia  Princeton  San Francisco  Silicon Valley  Washington DC
EUROPE  Brussels  Dublin  London  Luxembourg  Moscow  Munich  Paris  ASIA  Beijing  Hong Kong

April 15, 2011 Page 2

(1)	the Registration Statement;

(2)	the form of underwriting agreement between the Company and EBC, as representative of the underwriters (the “Underwriting Agreement”);

(3)	the form of warrant agreement between the Company and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agreement”);

(4)	the form of Purchase Option;

(5)	specimen certificates evidencing each of the Units, Shares and Warrants;

(6)
the form of Restated Certificate of Incorporation (the “Restated Certificate of Incorporation”) and the form of amended and restated bylaws (the “Bylaws”) of the Company, filed as Exhibits 3.1 and 3.2, respectively, to the Registration Statement; and

(7)	resolutions of the Board of Directors of the Company authorizing the issuance, registration and sale of the Securities.

As to the facts on which this opinion is based, we have relied upon certificates of public officials, certificates and written statements (including representations in the Underwriting Agreement, the Warrant Agreement and the Purchase Option) of officers and representatives of the Company, and the due performance by the parties of their respective obligations set forth in the Underwriting Agreement, the Warrant Agreement and the Purchase Option.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as original documents, and the conformity to original documents of all documents submitted to us as copies. In rendering the opinion set forth below, we have also assumed that (i) the Restated Certificate of Incorporation will have been filed with the Secretary of State of the State of Delaware; (ii) the Restated Certificate of Incorporation and the Bylaws will have become effective in substantially the forms filed as exhibits to the Registration Statement; (iii) the certificates evidencing the Units, the Shares and the Unit Warrants will be signed by one of the authorized officers of the transfer agent and registrar for the Units, Shares and Unit Warrants and registered by such transfer agent and registrar and will conform to the specimen certificates evidencing the Units, Shares and Units Warrants, respectively; and (iv) the Registration Statement has been declared effective by the Commission and such effectiveness shall not have been terminated or suspended.

April 15, 2011 Page 3

We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware.   We are not members of the bar of the State of Delaware, nor do we purport to be experts in the laws of the State of Delaware.

Any opinion set forth herein as to enforceability of obligations of the Company is subject to:

(a)
bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers, preferences or similar laws), reorganization, fraudulent conveyance, moratorium or other similar laws affecting enforcement of creditors’ rights generally and general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and the discretion of the court or other body before which any proceeding may be brought, and the qualification that such enforceability may be limited by public policy considerations;

(b)	provisions of law which may require that a judgment for money damages rendered by a court in the United States be expressed only in United States dollars;

(c)	governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currency or composite currency; and

(d)
to the extent any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions, our opinion is rendered in reliance upon N.Y. Gen. Oblig. Law §§ 5-1401, 5-1402 (McKinney 2001) and N.Y. C.P.L.R. 327(b) (McKinney 2001).

On the basis of the foregoing and subject to the assumptions and qualifications set forth in this letter, we are of the opinion that:

1.
When the Company has executed and delivered the Units and received payment therefor in accordance with the Underwriting Agreement and as contemplated by the Registration Statement, the Units will be validly issued and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

2.
When the Company has executed and delivered the Unit Shares and received payment therefor at a price per Share not less than the par value per share of Common Stock in accordance with the Underwriting Agreement and as contemplated by the Registration Statement, the Unit Shares will be validly issued, fully paid and nonassessable.

April 15, 2011 Page 4

3.
When the Company has executed and delivered the Unit Warrants as contemplated by the Registration Statement, the Unit Warrants will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4.
When (i) the Unit Warrants are duly exercised and (ii) the Unit Warrant Shares are executed and delivered by the Company to the purchaser or purchasers thereof against receipt by the Company of payment therefor at a price per share not less than the par value per share of the Common Stock, in each case in accordance with the Warrant Agreement and as contemplated by the Registration Statement, the Unit Warrant Shares will be validly issued, fully paid and nonassessable.

5.
When the Company has executed and delivered the Purchase Option and received payment therefor in accordance with the Purchase Option and as contemplated by the Registration Statement, the Purchase Option will be validly issued and will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

6.
When (i) the Purchase Option is duly exercised and (ii) the Purchase Option Units are executed and delivered by the Company to the purchaser or purchasers thereof against receipt by the Company of payment therefor, in each case in accordance with the Purchase Option and as contemplated by the Registration Statement, the Purchase Option Units will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

7.
When the Company has executed and delivered the Purchase Option Shares and received payment therefor at a price per Share not less than the par value per share of Common Stock in accordance with the Purchase Option and as contemplated by the Registration Statement, the Purchase Option Shares will be validly issued, fully paid and nonassessable.

8.
When the Company has executed and delivered the Purchase Option Warrants in accordance with the Purchase Option and as contemplated by the Registration Statement, the Purchase Option Warrants will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

April 15, 2011 Page 5

9.
When (i) the Purchase Option Warrants are duly exercised and (ii) the Purchase Option Warrant Shares are executed and delivered by the Company to the purchaser or purchasers thereof against receipt by the Company of payment therefor at a price per share not less than the par value per share of the Common Stock, in each case in accordance with the Purchase Option and as contemplated by the Registration Statement, the Purchase Option Warrant Shares will be validly issued, fully paid and nonassessable.

This opinion letter has been prepared for your use solely in connection with the Registration Statement. This opinion is given as of the effective date of the Registration Statement, and we assume no obligation to advise you of any changes in the foregoing subsequent to the effectiveness of the Registration Statement.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus which forms a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Dechert LLP

Dechert LLP

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